                                                                  EXHIBIT 10(ii)



                           STOCK REDEMPTION AGREEMENT
                           --------------------------


         AGREEMENT dated as of June 26 1998, between Quanterra Incorporated, a Delaware corporation with a principal place of business at 5251 DTC Parkway, Suite 415, Englewood, Colorado 80111 ("Quanterra"), IT Corporation, a California corporation with a principal place of business at 2790 Mosside Boulevard, Monroeville, Pennsylvania 15146 ("IT"), and International Technology Corporation ("ITX"), a Delaware corporation with a principal place of business at 2790 Mosside Boulevard, Monroeville, Pennsylvania 15146.

                                  INTRODUCTION:

         IT owns certain shares of the common stock in Quanterra, a company engaged in certain environmental testing services. IT and Quanterra both desire that IT transfer all of the common stock of Quanterra owned by IT consisting of 1,890 shares of the Class B common stock (the "Class B Common Stock") to Quanterra, in consideration of the payments to be made as provided herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein and intending to be legally bound, the Parties hereby agree as follows:

         1. Definitions. The following terms when used in this Agreement shall have the-meanings set forth below:

                  "Affiliate" shall mean a corporation, any other business entity or a trust, in whatever country organized, which directly or indirectly controls, is controlled by or is under common control with a Party, where such control is exercised through majority ownership of outstanding stock or equity interest, including without limitation the ultimate corporate parent of each entity and in the case of IT or ITX, any business entity in which IT or ITX owns more than twenty-five percent (25%) of the total voting equity, including joint ventures in which IT or ITX has the right to receive more than twenty-five percent (25%) of the total profits.

                  "Class B Common Stock" shall have the meaning set forth in the introduction to this Agreement.

                  "Closing" shall have the meaning set forth in Section 2(e).

                  "Closing Date" shall have the meaning set forth in Section
         2(e).

                  "Contingent Payment" shall have the meaning set forth in
         Section 2 (b) below.



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                  "Encumbrance" shall mean any pledge, lien, charge,
         encumbrance, security interest, equity, assessment or claim of any kind whatsoever.

                  "IT" shall have the meaning set forth in the first paragraph to this Agreement.

                  "ITX" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Party" shall mean Quanterra, IT or ITX as the context requires and if used in the plural, Quanterra, IT and ITX.

                  "Quanterra" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Revenues" shall mean the price or compensation (net of all applicable discounts and credits) received by Quanterra for environmental testing services performed by or on behalf of Quanterra or its Affiliates in the ordinary course of business as a result of orders or requests made by IT or its Affiliates as set forth on a proper customer invoice for such testing services.

                  "1998 Revenues Base" shall have the meaning set forth in
         Section 2 (b) (ii) (1) below.

                  "1999 Revenues" shall have the meaning set forth in Section 2
         (b) (ii) (1) below.

                  "Shareholders' Agreement" shall mean the Amended and Restated Shareholders Agreement among Corning Incorporated, IT, ITX and Quanterra, dated as of January 1, 1996.

         2. Stock Acquisition and Closing. Subject to the terms and conditions of this Agreement:

                  (a) At the Closing, for the consideration set forth in subsection (b), IT shall transfer and deliver to Quanterra share certificates representing 1,890 shares of Class B Common Stock of Quanterra constituting all of IT's ownership of or equity in Quanterra and all authorized and outstanding shares of capital stock of Quanterra held or owned by IT.

                  (b) Upon the terms and subject to the conditions set forth in this Agreement, as consideration for the Class B Common Stock to be transferred to it, Quanterra shall: (i) pay IT Five Million Seven Hundred Fifty Thousand Dollars ($5,750,000) at the Closing by wire transfer to an account designated by IT; and (ii) on or before March 26, 2000, Quanterra shall make an additional payment to IT (the "Contingent Payment") (not to



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         exceed, in any event, One Million Three Hundred Fifty Thousand Dollars
         ($1,350,000)); calculated as follows:

                  (1)      $250,000         If the total amount of Revenues
                                            received by Quanterra for
                                            environmental testing services
                                            commercially supplied by Quanterra
                                            to IT, ITX and their Affiliates and
                                            any successor company to IT in 1999
                                            (the "1999 Revenues") exceed
                                            $8,000,000 or the amount of Revenues
                                            received by Quanterra for
                                            environmental testing commercially
                                            supplied by Quanterra to IT, ITX or
                                            their Affiliates and any successor
                                            company to ITX in 1998, whichever is
                                            higher (the "1998 Revenues Base") by
                                            ten percent (10%) but less than
                                            twenty-five percent (25%); or

                  (2)      $600,000         If the 1999 Revenues exceed the 1998
                                            Revenues Base by twenty-five percent
                                            (25%) or more but less than forty
                                            percent (40%); or

                  (3)      $900,000         If the 1999 Revenues exceed the 1998
                                            Revenues Base by forty percent (40%)
                                            but less than fifty percent (50%);
                                            or

                  (4)      $1,350,000       If the 1999 Revenues exceed the 1998
                                            Revenues Base by more than fifty
                                            percent (50%).

         All services provided by Quanterra to IT or ITX and ordered by IT, ITX or their Affiliates from Quanterra in 1998 will be consistent with the levels achieved during the first half of 1998 and Quanterra, IT and ITX will at all times act in good faith and consistent with their respective contractual commitments in purchasing from Quanterra and supplying to IT and ITX environmental testing services in 1998 and 1999.

                  (d) Quanterra and its Affiliates, as may be appropriate, shall keep records of all 1998 Revenues Base and 1999 Revenues on which the Contingent Payment is calculated in a suitable book or books provided for this purpose in sufficient detail to enable the Contingent Payment payable under this Agreement to be accurately determined. Within ninety
         (90) days after the end of each calendar quarter from the date of this Agreement up to and including December 31, 1999, Quanterra shall deliver to ITX written reports of all transactions used to calculate the 1998 Revenues Base and the, 1999 Revenues, and with the last report the manner and amount of the Contingent Payment calculation. If ITX materially disagrees with any report or the calculation of the Contingent Payment, ITX and Quanterra shall meet within thirty (30) days to resolve any dispute amicably. If the Parties do not resolve any such dispute at this meeting, then Price Waterhouse & Co. shall be hired to audit the records of Quanterra and verify its reports or if it cannot, to calculate the 1999 Revenues and 1998 Revenues Base and report the result to the Parties



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         in writing no later than sixty (60) days from the date of the meeting described above. ITX and Quanterra shall each pay fifty percent (50%) of total costs and fees of Price Waterhouse & Co. to perform this service.

                  (e) Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Quanterra, 5251 DTC Parkway, Suite 415, Englewood, Colorado, or such other place as may be mutually agreed upon, at nine thirty o'clock a.m. on June 26, 1998, or such other date as may be mutually agreed upon (the "Closing Date').

                  (f) All of the obligations of ITX, IT and their Affiliates under this Agreement shall be binding upon and apply to any successor or surviving corporation of ITX or IT whether or not resulting from any merger or combination with any other entity and whether or not IT is the surviving entity for a period ending on June 26, 2001.

         3. Representation and Warranties by IT and ITX. IT and ITX represent and warrant to Quanterra that:

                  (a) Corporate Organization and Authority. IT and ITX are corporations duly organized, validly existing and in good corporate standing under the laws of California and Delaware respectively; that each has the full corporate power and authority to execute and deliver this Agreement and the other agreements and instruments executed or to be executed and delivered by them in connection herewith and to consummate the transactions contemplated hereby and thereby.

                  (b) Corporate Proceedings; Validity; Enforceability. All corporate acts and other proceedings required to be taken by or on the part of IT and ITX to authorize them to carry out this Agreement and transfer the Class B Common Stock to Quanterra and the other agreements and instruments executed or to be executed and delivered by them in connection herewith and the transactions contemplated hereby and thereby have been duly and properly taken prior to the Closing Date. This Agreement has been duly executed and delivered by IT and ITX and constitutes, and each such other agreement and instrument constitutes, or when duly executed and delivered, shall constitute, the legal, valid and binding obligation of IT and ITX, enforceable in accordance with its terms.

                  (c) No Violation. The execution and delivery by IT and ITX of this Agreement and the other agreements and instruments executed or to be executed and delivered by it in connection herewith and their consummation of the transactions contemplated hereby and thereby shall not (i) violate any provision of law, (ii) violate the provisions of any order, judgment or decree of any court or governmental agency or authority applicable to IT or ITX or its property or business or violate the Certificate of Incorporation or ByLaws of Quanterra or
         (iii) result in a breach of or constitute a default (or an event that with the giving of notice or lapse of time or both would become a default) under, or result



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         in the creation of an Encumbrance on the Class B Common Stock pursuant to any indenture, mortgage, lease, agreement or other instrument to which IT or ITX is a party or by which either is bound.

                  (d) Approvals. No approval, consent, waiver or other order or action of or filing or registration with any court or other governmental authority is required for the execution and delivery by IT and ITX of this Agreement and the other agreements and instruments executed or to be executed and delivered by IT and ITX in connection herewith and the consummation by IT and ITX of the transactions contemplated hereby and thereby, including without limitation the transfer of the Class B Common Stock.

                  (e) Class B Common Stock. The Class B Common Stock constitutes all of the stock in Quanterra owned or controlled by IT, ITX or their Affiliates and is all of the equity or other interest or right IT, ITX or their Affiliates have in Quanterra and is free and clear of any Encumbrance.

                  (f) Finders; Brokers. IT and ITX are not parties to any understanding with, or in any way obligated to, any finder or broker for any commissions, fees, or expenses in connection with the origination, negotiation, execution or performance of this Agreement.

         4. Representations by Quanterra. Quanterra represents and warrants to IT and ITX that:

                  (a) Corporate Existence and Power. Quanterra is a corporation duly organized, validly existing and in good standing under the laws of Delaware; it has the full corporate power and authority to execute and deliver of this Agreement and the other agreements and instruments executed or to be executed and delivered by it in connection herewith and it consummate the transactions contemplated hereby and thereby.

                  (b) Corporate Proceedings; Validity; Enforceability. All corporate acts and other proceedings required to be taken by or on the part of Quanterra to authorize it to carry out this Agreement and the other agreements and instruments executed or to be executed and delivered by it in connection herewith and the transactions contemplated hereby and thereby have been duly and properly taken prior to the Closing Date. This Agreement has been duly executed and delivered by Quanterra and constitutes, and each such other agreement and instrument constitutes, or when duly executed and delivered, shall constitute, the legal, valid and binding obligation of Quanterra, enforceable in accordance with its terms.

                  (c) Approvals. No approval, consent, waiver or other order or action of or filing or registration with any court or other governmental authority is required for the execution and delivery by Quanterra of this Agreement and the other agreements and



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         instruments to be executed and delivered by Quanterra pursuant hereto and the consummation by Quanterra of the transactions contemplated hereby and thereby.

                  (d) Finders; Brokers. Quanterra is not a party to any understanding with any finder or broker which would subject Quanterra to liability for any commissions, fees or expenses in connection with the origination, negotiation, execution or performance of this Agreement.

                  (e) No Violation. The execution and delivery by Quanterra of this Agreement and the other agreements and instruments executed or to be executed and delivered by it in connection herewith and its consummation of the transactions contemplated hereby and thereby shall not (i) violate any provision of law, (ii) violate the Provisions of any order, judgment or decree of any court or other governmental agency or authority applicable to Quanterra or its property or business or violate the Articles of Incorporation, as amended and restated, of Quanterra or (iii) result in a breach of or constitute a default (or an event that with the giving of notice or lapse of time or both would become a default) under any indenture, mortgage, lease, agreement or other instrument to which Quanterra is a party or by which it is bound.

         5.       Additional Covenants.

                  (a) Termination of the Shareholders' Agreement. Quanterra, IT and ITX hereby agree that effective on the Closing Date, the Shareholders Agreement shall be terminated and each of Quanterra, IT and ITX hereby release each other and Corning Incorporated from any claim whatsoever arising out of or related to that Agreement and any other instrument or agreement executed in connection therewith.

                  (b) Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be deemed to amend the Asset Transfer Agreement dated as of May 2, 1994 among MetPath, ITX and IT, as amended as of June 25, 1994 (the "'Asset Transfer Agreement"), or the other documents delivered at the closing thereunder, or to relieve any Party thereto of any obligation set forth in the Asset Transfer Agreement or such other documents, including without limitation, Sections 12 (b) and 12 (c) of the Asset Transfer Agreement.

                  (c) For a period of three (3) years from the date of this Agreement, IT, ITX and any successor to IT and ITX shall use all reasonable efforts consistent with past practices to cause their Affiliates and their respective customers, to utilize the services of laboratories owned and operated by Quanterra, including, whenever possible, by referring clients and others to Quanterra's laboratories and by providing for the use of Quanterra's laboratories in their contracts with their clients. In furtherance of the foregoing, IT and ITX shall send to its Affiliates and the headquarters of its major operations a letter in



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         substantially the form of Exhibit A hereto within fifteen (15) days of the date of this Agreement.

                  (d) During the three (3) year period described in subsection
         (c) above, IT and ITX shall, within thirty (30) days of the end of each calendar quarter, send to Quanterra a written report setting forth the extent of its Affiliates' purchase of environmental services of the type supplied by Quanterra and the percentage of such services which IT, ITX and their Affiliates have purchased from Quanterra.

                  (e) During the three (3) year period described in subsection
         (c) Above, Quanterra shall use all reasonable efforts to maintain sufficient capacity to process all samples originating from IT, ITX or their Affiliates and their customers, and to actually process such samples on bases at least as favorable as those Quanterra offers to similar clients for similar testing at similar volumes. In furtherance of the foregoing, Quanterra agrees to use all reasonable efforts to offer to IT, ITX and their Affiliates and their clients, prices, turnaround times, and other terms and conditions at least as favorable as those offered to similar clients of Quanterra which purchase similar services in similar volumes. Quanterra also agrees to maintain such quality assurance/quality control and similar programs as ITX may reasonably request in its efforts to utilize and refer business to Quanterra laboratories.

                  (f) IT and ITX shall cause their Affiliates to pay Quanterra no later than sixty (60) days after the date of an invoice, all environmental testing services ordered by and on behalf of IT, ITX or their Affiliates and performed by Quanterra. Nothing contained in this
         Section 5(f) shall prejudice any right IT or ITX may have not to pay for services that have not been satisfactorily performed.

         6.       Conditions.

                  (a) Obligations of IT. The obligations of IT to close and to transfer the Class B Common Stock shall be subject to the following:

                           (1) Consideration. IT shall have received the payment
                  required to be made in accordance with Section 2 (a).

                           (2) Representations and Warranties True at Closing.
                  The representations and warranties made by Quanterra in this Agreement and in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.



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                           (3) Performance. Quanterra shall have performed and
                  complied in all material respects with all agreements and conditions required by this Agreement to be performed complied with by it prior to or at the Closing Date.

                           (4) Legal Matters. All legal matters incident to the
                  consummation of the transactions contemplated hereby shall be satisfactory to counsel for IT.

                           (5) Certificate of Officer, IT shall have received a
                  certificate of an officer for Quanterra, dated the Closing Date and addressed to IT, to the effect that (a) Quanterra has been duly organized and is validly existing and in good standing under the laws of California and has the corporate power to execute, deliver and carry out the terms and provisions of this Agreement; (b) this Agreement has been executed and delivered by Quanterra and is the legal, valid and binding obligation of Quanterra enforceable in accordance with its terms.

                           (6) Action or Proceeding. No suit, action or
                  proceeding, or governmental investigation or inquiry against or concerning,. directly or indirectly, IT or Quanterra, or any of the properties of any of the foregoing shall have been instituted or threatened, nor shall any basis therefor have arisen that might result in any order or judgment of any court or other governmental agency or authority which in the opinion of IT is of such significance or materiality and of such a nature as to render it inadvisable, to consummate the transactions contemplated by this Agreement.

                           (7) Consent to Termination. Corning Incorporated has
                  executed a consent to the termination of the Shareholders Agreement substantially in the form of Exhibit B hereto.

                  (b) Obligations of Quanterra. The obligations of Quanterra to close and to acquire the Class B Common Stock shall be subject to the following:

                           (1) Receipt of Class B Common Stock. Quanterra shall
                  have received from IT certificates evidencing an aggregate of 1,890 shares of Class B Common Stock.

                           (2) Representations and Warranties at Closing. The
                  representations and warranties made by IT and ITX in this Agreement and in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.



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                           (3) Performance. IT and ITX shall have performed and
                  complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

                           (4) Legal Matters. All legal matters incident to the
                  consummation of the transactions contemplated hereby shall be satisfactory to counsel for Quanterra.

                           (5) Certificate of Officer. Quanterra shall have
                  received a certificate of an officer for IT and an officer of ITX, dated the Closing Date and addressed to Quanterra, to the effect that (a) IT and ITX have been duly organized and are validly existing and in good standing under the laws of California and Delaware respectively and that each has the corporate power to execute, deliver and carry out the terms and provisions of this Agreement; (b) this Agreement has been executed and delivered by IT and ITX and is the legal, valid and binding obligation of IT and ITX enforceable in accordance with its terms.

                           (6) Action or Proceeding. No suit, action or
                  proceeding, or governmental investigation or inquiry against or concerning, directly or indirectly, Quanterra, IT or ITX, or any of the properties of any of the foregoing shall have been instituted or threatened, nor shall any basis therefor have arisen that might result in any order or judgment of any court or other governmental agency or authority which in the opinion of Quanterra is of such significance or materiality and of such a nature as to render it inadvisable, to consummate the transactions contemplated by this Agreement.

         7. Notices. All notices and communications hereunder given by any Party to any other Party shall be in writing (including by telex, confirmed in writing) and shall be deemed to have been duly given when received if delivered in person or by mail, first-class, postage and certified mail prepaid, and when sent, if sent by telex, answer back received, addressed to the respective Parties hereto as follows:

                  If to Quanterra:  Quanterra Incorporated
                                    5251 DTC Parkway, Suite 415
                                    Englewood, CO 80111

                                    Attention: President

                  If to IT:         IT Corporation
                                    2790 Mosside Boulevard
                                    Monroeville, PA 15146

                                    Attention:



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                  If to ITX:        International Technology Corporation
                                    2790 Mosside Boulevard
                                    Monroeville, PA 15146

                                    Attention:

or to such other address as to either Party as such Party shall designate by written notice to the other Party hereto.

         8. Further Assurances. Upon request from time to time, each Party shall execute and deliver all documents, take all rightful oaths, and do all other acts that may be reasonably necessary or desirable, in the opinion of counsel for the other Party, to perfect the title of Quanterra, to the Class B Common Stock to be acquired under this Agreement, or to aid in the presentation, defense or other litigation of any rights arising from such Class B Common Stock or the resolution of any claims arising out of the operations of Quanterra during the period in which IT was a shareholder of Quanterra or otherwise to effect the transactions contemplated by this Agreement.

         9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         10. Nonassignability. This Agreement shall not be assigned by either Party hereto without the express prior written consents of the other Parties hereto, provided however, Quanterra may assign it interest in this Agreement on a one time basis in connection with sale of all or substantially all of its business or assets. Any attempted assignment in breach of this section, and without such consents as are required hereby, shall be null and void.

         11. Captions; Exhibits. The captions appearing herein are f or the convenience of the Parties only, and shall not be construed to affect the meaning of the provisions of this Agreement. All Exhibits referred to herein are annexed hereto and hereby made a part of this Agreement, and any document or matter referenced in any Exhibit shall be deemed referred to in every Exhibit.

         12. Arbitration. All disputes or differences arising out of or related in any way to this Agreement shall be submitted to the decision of three (3) arbitrators, one to be chosen by each party, and the third to be chosen by the, two previously selected arbitrators. If either of the parties fails to appoint an arbitrator within one (1) month after receipt of a demand to arbitrate, such arbitrator shall at the request of either party be appointed by application to the courts of New York having competent jurisdiction therefor.

         The arbitration proceedings shall take place in New York. The applicant shall submit its case within one (1) month after the appointment of the arbitration panel, and the respondent shall



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



submit his reply within one (1) month after receipt of a claim. The arbitrators shall apply the rules of evidence and law applicable in courts sitting in New York.

         The arbitration panel shall be empowered to award provisional (i.e., injunctive) relief upon proper application, but a party shall be entitled, pending the appointment of all such arbitrators and the convening of such arbitration, to seek such relief from any court otherwise having competent jurisdiction of such matter.

         The arbitration panel shall render a written, reasoned decision on each issue before it, in which decision it shall also state bow each arbitrator voted. Any decision by the arbitration panel shall be binding upon the parties and may be entered as a final judgment in any court having jurisdiction. The cost of any arbitration proceeding shall be borne by the parties as the arbitrator shall determine if the parties have not otherwise agreed.

         13. Entire Agreement. This Agreement including the exhibits attached hereto contains the entire understanding between the Parties with regard to the subject matter hereof and shall be binding and enforceable by the Parties and their respective successors. Except as otherwise provided herein, neither this Agreement nor any provisions hereunder may be amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in a writing, duly subscribed and acknowledged with the same formality as this Agreement, and signed by each of Quanterra, IT and ITX. Any waiver of a right, term or provision hereunder by a Party hereto shall not be deemed a continuing waiver unless so specified and shall not prevent or stop a Party hereto from thereafter enforcing such right, term or provision, and the failure of a Party hereto to insist in one or more instances upon strict performance by another Party hereto, of any of the terms and provisions of this Agreement shall not be construed as a waiver or relinquishment for the future of any such right, terms or provision, but the same shall continue in full force and effect.

         14. Severability. If any provision contained in this Agreement shall to any extent be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect. Any provision contained in this Agreement which is held to be invalid or unenforceable under applicable law shall be, if possible, modified or altered to conform to such applicable law, or if not possible, shall be deemed to be omitted herefrom.

         15. Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be deemed necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the Party to be charged thereby.

         16. Expenses. Each Party to this Agreement shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereunder.



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


         17. Interpretation. Neither the captions of the various sections of this Agreement which are for convenience or reference only, nor the identity of the Party which drafted this Agreement shall be accorded weight in the interpretation of this Agreement.

         18. Specific Enforcement. Notwithstanding any other provision of this Agreement, it is understood and agreed that damages and any other remedies at law may be inadequate in the case of any breach by any Party hereto of any of the provisions hereof, and each Party hereto agrees that the other Parties shall be entitled to equitable relief and the remedy of specific performance with respect to any breach or attempted breach of any of the provisions hereof.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

                             QUANTERRA INCORPORATED


                             By: /s/ BRAD S. FIGLEY
                                 -----------------------------------------------
                                     Brad S. Figley
                                     Senior Vice President



                             INTERNATIONAL TECHNOLOGY CORPORATION


                             By: /s/ ANTHONY J. DELUCA
                                 -----------------------------------------------
                                     Anthony J. DeLuca, President and
                                     Chief Executive Officer



                             IT CORPORATION


                             By: /s/ ANTHONY J. DELUCA
                                 -----------------------------------------------
                                     Anthony J. DeLuca, President



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

                           CONSENT TO THE TERMINATION
                           OF THE AMENDED AND RESTATED
                          SHAREHOLDERS AGREEMENT AMONG
                       CORNING INCORPORATED, INTERNATIONAL
                     TECHNOLOGY CORPORATION, IT CORPORATION
                           AND QUANTERRA INCORPORATED






         In connection with the Amended and Restated Shareholders Agreement dated as of January 1, 1996 among Corning Incorporated ("Corning"), International Technology Corporation ("ITX"), IT Corporation ("IT") and Quanterra Incorporated ("Quanterra") (the "Shareholders Agreement"), Corning hereby agrees to the termination of such Agreement and releases each and every party to such Shareholders Agreement from any claim whatsoever arising out of or related to the Shareholders Agreement.


                                   CORNING INCORPORATED

                                   By:
                                      ------------------------------------------


Dated:   June 26, 1998






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